PRECIOUS METAL MINES, INC.
                           --------------------------

                                     BY-LAWS

                                    ARTICLE 1

                                     OFFICES

SECTION I.  NEVADA OFFICE

The principal office of the Corporation in the state of Nevada shall be located at:

                                    900 Brush St,
                                    Suite 413
                                    Las Vegas, Nevada 89107

SECTION 2.  PRINCIPAL EXECUTIVE OFFICE

The principal executive office of the Corporation shall be located at:

                                    900 Brush St,
                                    Suite 413
                                    Las Vegas, Nevada 89107


SECTION 3.  OTHER OFFICES

The corporation may have one or more offices within or without the State of Nevada, as the Board of Directors may designate, or the business of the corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

SECTION 1.  ANNUAL MEETINGS

1. MEETINGS. The annual meeting of the shareholders of this Corporation shall be held on the first business day in the month of February, and shall be held at the Nevada office of the Corporation, or at such other place within or without


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the State of  Nevada as my be  determined  by the  Board of  Directors,  for the purpose of electing directors for the ensuing year and for the transaction of such other business that may be brought properly before the meeting.

If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently as it may be held. At such meeting the stockholder may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

SECTION 2. SPECIAL MEETINGS Special meetings of the stockholders may be called by the president or any two officers, and shall be called by any officer of the corporation at the request in writing signed by a stockholder or stockholders owning at least forty-five percent (45%) of the issued and outstanding shares of common stock of the corporation entitled to vote thereat, and shall be held at the Nevada office of the corporation, or at such other place as may be designated in the notice of the meeting.

SECTION 3.  NOTICE AND PURPOSE OF MEETING

Notice of the purpose and of the time and place of every meeting of stockholders shall be in writing and signed by te president or vice-president, or the secretary, or an assistant secretary, and a copy thereof shall be either delivered personally to, or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting.

Such notice shall state the purpose or purposes for which the meeting is called and the time when, and place where it is to be held.


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SECTION 4.  QUORUM

A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided bylaw or in the certificate of incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any sch adjourned meeting at which a quorum is present, any business may be transacted at the meeting originally called. In the absence of a quorum at any meeting or any adjournment thereof, and unless objected to by holders of twenty-five per cent (25%) of the shares of the capital stock of the corporation, issued and outstanding, entitled to vote at the meeting, the meeting may proceed to conduct the business for which it is called, and the majority of the shares of the capital stock of the corporation, issued and outstanding, entitled to vote at the meeting and present in person or by proxy, may decide the issues properly brought before the meeting.

SECTION 5.  ORGANIZATION

Meetings of the stockholders shall be presided over by te president, or, if he is not present, by a vice-president, or, if neither the president nor a vice-president is present, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The secretary of the corporation, or in his absence, an assistant secretary, shall act as secretary of the meeting, but if neither is present, the meeting shall choose any person present to act as secretary of the meeting.

At the annual meeting of stockholders the order of business shall be as follows:

         1.  Call meeting to order.
         2.  Proof of notice of meeting
         3.  Reading of minutes of last previous annual meeting.
         4.  Election of directors.
         5.  Reports of officers.
         6.  Reports of committees.
         7.  Miscellaneous business.




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SECTION 6. VOTING

Except as otherwise provided in the by-laws, the Articles of Incorporation, or in the laws of the State of Nevada, at every meeting of the stockholders, each stockholder of the corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights, held by him and registered in his name on the books of the corporation at the time of such meeting. Any vote may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after 3 years from its date unless said proxy provides for a longer period. Except as otherwise required by statute, by the certificate of incorporation, or by these by-laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the stockholders of the corporation present in person or by proxy at such meeting and entitled to vote thereat, a quorum being present, with the exception that a quorum need not be present if twenty-five per cent (25%) of the issued and outstanding &bares of the corporation are present and do not object to the lack of quorum. At all elections of directors the voting may, but need not be, by ballot and a plurality of the votes cast thereat shall elect. Cumulative voting shall not be allowed.

SECTION 7. STOCKHOLDER LIST

A stock ledger containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively, shall be kept and maintained at the principal office of the corporation in Nevada. This ledger shall be revised annually and at least ten (10) days prior to any stockholders' meeting, and any person who has been a stockholder of record for a period of at least six (6) months immediately preceding his demand, or any person holding, or thereunto authorized in writing by the holders of, at least twenty-five per cent (25%) of the outstanding shares, upon at least 5 days' written demand, shall have the right to inspect, during usual business hours, the stock ledger, with the exception that he may be denied such inspection right if he refuses to furnish to the corporation an affidavit that such inspection is not desired for a purpose which is in the interest of a business or object other than the business of the corporation.



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SECTION 8. VOTING INSPECTORS

At all elections of directors, or in any other case in which inspectors may act, two voting inspectors shall be appointed by the Chairman of the meeting, except as otherwise provided by law. The voting inspectors shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and, according to the best of their ability, shall take charge of the polls and, after the vote shall have been taken shall make a certificate of the result thereof. No director or candidate for the office of director shall be appointed a voting inspector. If there be a failure to appoint inspectors, or, if any inspector appointed is absent or refuses to act, or if his office becomes vacant, the stockholders present at the meeting, by a per capita vote, may choose temporary inspectors of the number required.

                                   ARTICLE III

                                    DIRECTORS

SECTION 1. NUMBER, TERM, VACANCIES

The property, affairs and business of the corporation shall be managed by its board of directors, consisting of not less than three (3) persons and not more than nine (9). At the annual meeting each year, the stockholders shall decide the number of persons that shall constitute the board for the ensuing year, and then they shall nominate candidates that need not be stockholders, and vote to elect each director for a one year term. If directors are not elected on the day designated for the purpose, the corporation shall not for that reason be dissolved; every director shall continue to hold office and discharge hie duties until his successor has been elected. The board may be increased or decreased in number during any one year, but only by the calling of a special meeting of stockholders. A plurality of the votes cast shall decide for or against a change in the number of directors. If a director vacates by resignation, death, or otherwise, a majority of the remaining directors shall appoint a successor to fill the vacancy for the balance of the term.



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SECTION 2. QUORUM

A majority of the members of the board of directors then acting at a meeting duly assembled shall constitute a quorum for the transaction of business, but if at any Meeting of the board of directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

SECTION 3. COMPENSATION

Directors shall serve without salary, but by resolution of the board, a fixed sum and expenses, if any for attendance at any Meeting or meetings may be allowed, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 4. MEETINGS

Special meetings of the board of directors shall be held at such place as may from to time be fixed by resolution of the board of directors, or as may be specified in the notice of meeting. Regular meetings of the of the board of directors shall be held at such times as may from time to time be fixed by resolution of the board of directors, and special meetings May be held at any time upon written notice, or telegraphic notice delivered personally to, or mailed, postage prepaid, to each director at least 7 days, and not more than 15 days, prior to the date of the meeting. A meeting of the board of directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the board. Meetings may be held at any time without notice if all the directors are present, or if at any time become or after the meeting, those not present waive notice of the meeting in writing. A quorum need not be assembled at any meeting if those not present waive notice of the meeting in writing. An actual meeting of directors need not convene providing that a majority of directors in writing affirmatively ratify, confirm and approve any resolutions.



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SECTION 5. COMMITTEES

The board of directors may, in its discretion, by the affirmative vote of a majority of the whole board, appoint committees which shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing them. A majority of any such committee, if the Committee be composed of more than two (2) members, may determine its action and fix the time and place of its meetings, unless the board of director shall otherwise provide. The board of directors shall have power at any time to fill Vacancies in, to change the membership of, or to discharge any such committee.

SECTION 6. DIVIDENDS

Subject always to the provisions of the law and the Certificate of Incorporation, the board of directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the elect a president, a secretary and a treasurer, and from time to time may appoint one or more vice-presidents and such assistant secretaries, assistant treasurers and such other officers, agents and employees as it may deem proper. Any two offices (but not more than two) may be held by the same person. More than two offices other than the offices of president and secretary way be held by the same person. The president shall be chosen from among the directors.

SECTION 2. TERM AND REMOVAL

The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the board of directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors.

SECTION 3. POWERS AND DUTIES

The officers of the corporation shall each such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors. Any vice-president, assistant secretary and assistant treasurer shall, in the order of their respective seniorities, in the absence or disability of the president, secretary or treasurer, respectively, perform the duties of such officer and shall generally assist the president, secretary and treasurer respectively.



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SECTION 4. VOTING CORPORATION'S SECURITIES

Unless otherwise ordered by the board of directors the president or, in the event of his inability to act, the vice-president designated by the board of directors to act In the absence of the president, shall have full power and authority on behalf of the corporation to attend and to act and to vote it any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which as the owner thereof the corporation might have possessed and exercised, if present. The board of directors by resolution from time to time may confer like powers upon any other person or persons.

                                    ARTICLE V

                              CERTIFICATES OF STOCK

SECTION I. FORM AND TRANSFERS

The interest of each Stockholder of the corporation shall be evidenced by certificates for shares Of stock, certifying the number of shares represented thereby and in such form not inconsistent with the certificate of incorporation an the board of directors may from time to time prescribe.

Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof. or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, or with transfer clerk or a transfer agent appointed as in Section 4 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, it known to the secretary of the corporation shall be so expressed in the entry of transfer. The board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these by-laws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation.



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The  certificates of stock shall be signed by the president or a  vice-president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer and sealed with the seal of the corporation. Such seal way be a facsimile, engraved or printed. where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the
president,   vice-president,   secretary,   assistant  secretary,  treasurer  or
assistant treasurer upon such certificate may be facsimiles engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

SECTION 2. CLOSING OF TRANSFER BOOKS

The board of directors shall have power to Close the stock transfer books of the corporation for a period not exceeding 30 days before any stockholder's meeting, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of right or evidences of interest arising out of any change, conversion or exchange of capital stock. Provided, however, that in lieu of closing the stock transfer books as aforesaid the board of directors may in its discretion fix a time not more than 30 days before too date of any meetings of stockholders, or the last day on which the consent or dissent of stockholder may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or for the delivery or evidences of rights or evidences of interest arising out of any change, conversion or exchange of stock, as the time as of which stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose or entitled to receive any such dividend. distribution, rights or interests shall be determined; and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be, and only stockholders of record at the time so fixed shall be entitled to receive such dividend, distributions, rights or interest.

SECTION 3. LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES

No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the board of directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the board of directors may in its discretion require.



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SECTION 4. TRANSFER AGENT AND REGISTRAR

The board of directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

SECTION 5. EXAMINATION  OF BOOKS BY  STOCKHOLDERS

The board of directors shall have the power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the corporation or any of them, shall be open to inspection by the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation.

                                   ARTICLE VI

                                   FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of November of each year and shall end on the 31st day of October next following, unless otherwise determined by the board of directors.

                                   ARTICLE VII

                                 CORPORATE SEAL

The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and the state in which incorporated, and in the center shall be inscribed the words CORPORATE SEAL and the year in which incorporated.

                                  ARTICLE VIII

                                   AMENDMENTS

The by-laws of the corporation shall be subject to alteration, amendment or repeal, and new by-laws not inconsistent with any provision of the certificate of incorporation, or statute may be made, either by the affirmative vote of a majority of the whole board of directors at a regular or special meeting of the board, provided that notice of the proposal so to make, alter, amend, or repeal such by-laws be included in the notice of such meeting of the board of directors, as the case may be. By-laws made, altered or amended by the board of directors may be altered, amended or repealed by the stockholders at any regular or special meeting thereof.



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I HEREBY  CERTIFY  that the  foregoing  is a full,  true and correct copy of the by-laws of the corporation, as in effect on the date hereof.

WITNESS my hand and seal of the corporation on the 1 st day of May, 1989.

PRECIOUS METAL MINES, INC.

/s/ /Don Davis
-------------------------------
by Secretary